UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Notes and the Indenture

On August 14, 2017, Radius Health, Inc. (the “Company”) completed its previously announced public offering (the “Offering”) of $300 million aggregate principal amount of the Company’s 3.00% Convertible Senior Notes due 2024 (the “Notes”). The Company has granted the underwriters in the Offering a 30-day option to purchase up to an additional $45 million principal amount of the Notes solely to cover over-allotments.

The net proceeds from the Offering were approximately $290.8 million after deducting the underwriters’ discounts and commissions and the estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to support the U.S. commercial launch of TYMLOS™ (abaloparatide) injection and the development of its life cycle management activities, such as the Company’s investigational abaloparatide transdermal patch, and to advance the development of its pipeline of product candidates, including a Phase 2 clinical trial of elacestrant (RAD1901) in breast cancer and a Phase 1 study of RAD140 in breast cancer, and for general corporate purposes.

The Notes are governed by the terms of a base indenture for senior debt securities (the “Base Indenture”), as supplemented by the first supplemental indenture thereto (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), each dated as of August 14, 2017, by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes are the senior unsecured obligations of the Company and bear interest at a rate of 3.00% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2018. The Notes will mature on September 1, 2024, unless earlier repurchased, redeemed or converted. The Notes will be convertible into cash, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), or a combination thereof, at the Company’s election, at an initial conversion rate of 20.4891 shares of Common Stock per $1,000 principal amount of the Notes, which corresponds to an initial conversion price of approximately $48.81 per share of Common Stock and represents a conversion premium of approximately 32.5% based on the last reported sale price of the Common Stock of $36.835 per share on August 8, 2017, the date the Offering was priced.

The conversion rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of stock dividends and payment of cash dividends. At any time prior to the close of business on the business day immediately preceding June 1, 2024, holders may convert their Notes at their option only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2017 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) upon the occurrence of specified corporate events; or (4) if the Company calls the Notes for redemption. On or after June 1, 2024, until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. If a make-whole fundamental change (as defined in the Indenture) occurs and a holder elects to convert its Notes in connection with such make-whole fundamental change, such holder may be entitled to an increase in the conversion rate as described in the Indenture.

Prior to September 1, 2021, the Company may not redeem the Notes. On or after September 1, 2021, the Company may redeem for cash all or part of the Notes if the last reported sale price of the Common Stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending within five trading days prior to the date on which the Company provides notice of the redemption. The redemption price will be the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any. No sinking fund is provided for the Notes.

If a fundamental change (as defined in the Indenture) occurs at any time, subject to certain conditions, holders may require the Company to purchase all or any portion of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, Supplemental Indenture and form of Note filed hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Base Indenture, dated as of August 14, 2017, by and between Radius Health, Inc. and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated as of August 14, 2017, by and between Radius Health, Inc. and Wilmington Trust, National Association.

4.3	Form of 3.00% Convertible Senior Note due 2024 (included in Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: August 14, 2017	By:	/s/ Brent Hatzis-Schoch
	Name:	Brent Hatzis-Schoch
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Base Indenture, dated as of August 14, 2017, by and between Radius Health, Inc. and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated as of August 14, 2017, by and between Radius Health, Inc. and Wilmington Trust, National Association.

4.3	Form of 3.00% Convertible Senior Note due 2024 (included in Exhibit 4.2).